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                                                                  Exhibit (b)(8)



                              FIRSTAR FUNDS, INC.

                             Amendment of By-Laws
              Adopted by the Board of Directors on March 23, 2001



Amendments to By-Laws.
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          RESOLVED, that, effective March 23, 2001, the first sentence of
     Section 1, Article III of the By-Laws be amended and restated as follows:

          "The Board of Directors shall consist of ten (10) members."